EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this proxy statement/prospectus.



Arthur Andersen LLP


Fort Lauderdale, Florida,
   January 29, 2001.